AMENDMENT

TO THE

 UNDERWRITING AGREEMENT

            THIS AMENDMENT to the Underwriting Agreement (the “Agreement”) between Calvert Investment Management, Inc., a Delaware corporation (“Distributor”), and Calvert Variable Products, Inc. , a Maryland corporation (“Fund”) dated as of December 12, 2008 is effective as of the April 30, 2013.  Terms used herein and not otherwise defined have the meaning assigned thereto in the Agreement.

            The Distributor and Fund agree to amend the Agreement as follows:

1.      Schedule I is amended and restated in its entirety as attached hereto.

2.      Schedule II is amended and restated in its entirety as attached hereto.

3.      Schedule III is amended and restated in its entirety as attached hereto.

4.      Section 3(a)(i) is deleted in its entirety and the following text is inserted in lieu thereof:

i.                          RESERVED

5.      Except as expressly provided herein, all provisions of the Agreement remain in effect.

IN WITNESS WHEREOF, Distributor and Fund have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

CALVERT INVESTMENT DISTRIBUTORS, INC.	CALVERT VARIABLE PRODUCTS, INC.

By: /s/ William M. Tartikoff	By: /s/ Ronald M. Wolfsheimer
Name: William M. Tartikoff, Esq.	Name: Ronald M. Wolfsheimer
Title: Senior Vice President	Title: Treasurer

SCHEDULE I

Calvert VP SRI Large Cap Value Portfolio

Calvert VP S&P 500 Index Portfolio

Calvert VP S&P MidCap 400 Index Portfolio

Calvert VP Nasdaq 100 Index Portfolio

Calvert VP Russell 2000 Small Cap Index Portfolio

Calvert VP EAFE International Index Portfolio

Calvert VP Barclays Aggregate Bond Index Portfolio

Calvert VP Inflation Protected Plus Portfolio

Calvert VP Natural Resources Portfolio

Calvert VP Volatility Managed Moderate Portfolio

Calvert VP Volatility Managed Moderate Growth Portfolio

Calvert VP Volatility Managed Growth Portfolio

SCHEDULE II

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.1

Distribution Fee

	Class F	Class I
Calvert VP SRI Large Cap Value Portfolio	No Class	N/A
Calvert VP S&P 500 Index Portfolio	No Class	N/A
Calvert VP S&P MidCap 400 Index Portfolio	N/A	N/A
Calvert VP Nasdaq 100 Index Portfolio	No Class	N/A
Calvert VP Russell 2000 Small Cap Index Portfolio	N/A	N/A
Calvert VP EAFE International Index Portfolio	N/A	N/A
Calvert VP Barclays Aggregate Bond Index Portfolio	No Class	N/A
Calvert VP Inflation Protected Plus Portfolio	No Class	N/A
Calvert VP Natural Resources Portfolio	No Class	N/A
Calvert VP Volatility Managed Moderate Portfolio	N/A	No Class
Calvert VP Volatility Managed Moderate Growth Portfolio	N/A	No Class
Calvert VP Volatility Managed Growth Portfolio	N/A	No Class

___________________________

1 Distributor reserves the right to waive all or a portion of the distribution fee from time to time.

SCHEDULE III

Service Fee

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.2

	Class F	Class I
Calvert VP SRI Large Cap Value Portfolio	No Class	N/A
Calvert VP S&P 500 Index Portfolio	No Class	N/A
Calvert VP S&P MidCap 400 Index Portfolio	0.20%	N/A
Calvert VP Nasdaq 100 Index Portfolio	No Class	N/A
Calvert VP Russell 2000 Small Cap Index Portfolio	0.20%	N/A
Calvert VP EAFE International Index Portfolio	0.20%	N/A
Calvert VP Barclays Aggregate Bond Index Portfolio	No Class	N/A
Calvert VP Inflation Protected Plus Portfolio	No Class	N/A
Calvert VP Natural Resources Portfolio	No Class	N/A
Calvert VP Volatility Managed Moderate Portfolio	0.25%	No Class
Calvert VP Volatility Managed Moderate Growth Portfolio	0.25%	No Class
Calvert VP Volatility Managed Growth Portfolio	0.25%	No Class

________________________________

2 Distributor reserves the right to waive all or a portion of the service fees from time to time.